Broadridge Reports Fourth Quarter and Fiscal 2023 Results
Q4 Recurring revenues grew 7%, up 8% constant currency,
with Diluted EPS growth of 30% and Adjusted EPS growth of 21%
2023 Recurring revenues grew 7%, up 9% constant currency,
with Diluted EPS growth of 16% and Adjusted EPS growth of 9%
Raising annual dividend 10% to $3.20 per share
Fiscal year 2024 guidance of 6-9% Recurring revenue growth constant currency and 8-12% Adjusted EPS growth
NEW YORK, N.Y., August 8, 2023 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the fourth quarter and fiscal year 2023. Results compared with the same period last year were as follows:

Summary Financial Results	Fourth Quarter			Fiscal Year
Dollars in millions, except per share data	2023	2022	Change	2023	2022	Change

Recurring revenues	$1,259	$1,177	7%	$3,987	$3,723	7%
Constant currency growth - Non-GAAP			8%			9%
Total revenues	$1,839	$1,723	7%	$6,061	$5,709	6%

Operating income	$454	$342	33%	$936	$760	23%
Margin	24.7%	19.8%		15.4%	13.3%

Adjusted Operating income - Non-GAAP	$531	$436	22%	$1,199	$1,066	12%
Margin	28.9%	25.3%		19.8%	18.7%

Diluted EPS	$2.72	$2.09	30%	$5.30	$4.55	16%
Adjusted EPS - Non-GAAP	$3.21	$2.65	21%	$7.01	$6.46	9%

Closed sales	$90	$111	(19%)	$246	$280	(12%)
“Broadridge reported strong fourth quarter results, including 8% Recurring revenue constant currency growth and 21% Adjusted EPS growth. For the full year, Recurring revenues were at the higher end of our guidance and rose 9% constant currency, driving continued margin expansion, 9% Adjusted EPS growth and strong Free cash flow. Our performance enabled Broadridge to deliver at or above the high end of the range of our three year financial objectives,” said Tim Gokey, Broadridge CEO.

“Looking ahead, our fiscal year 2024 guidance calls for 6-9% Recurring revenue growth constant currency and 8-12% Adjusted EPS growth. Our strong results and outlook reflect continued execution of our long-term growth strategy, powerful underlying trends, and returns on the investments we have made in our business.
“I’m also pleased to announce that our Board has approved a 10% increase in our annual dividend to $3.20 per share. Broadridge has now increased its dividend every year since becoming a public company, including double digit increases in 11 of the past 12 years,” Mr. Gokey concluded.

Fiscal Year 2024 Financial Guidance

Recurring revenue growth constant currency - Non-GAAP	6 - 9%
Adjusted Operating income margin - Non-GAAP	~20%
Adjusted Earnings per share growth - Non-GAAP	8 - 12%
Closed sales	$280 - $320 million
Financial Results for Fourth Quarter Fiscal Year 2023 compared to Fourth Quarter Fiscal Year 2022
•Total revenues increased 7% to $1,839 million from $1,723 million in the prior year period.
◦Recurring revenues increased 7% to $1,259 million from $1,177 million. Recurring revenue growth constant currency (Non-GAAP) was 8%, all organic, driven by Net New Business and Internal Growth.
◦Event-driven revenues decreased by $11 million, or 15%, to $59 million, primarily due to the decrease in volume of mutual fund proxy communications.
◦Distribution revenues increased $45 million, or 9%, to $522 million, driven by the impact of postage rate increases of approximately $35 million.
•Operating income was $454 million, an increase of $112 million, or 33%. Operating income margin increased to 24.7%, compared to 19.8% for the prior year period, due to the growth in Recurring revenues and lower amortization expense from acquired intangible assets, more than offsetting lower event-driven revenues.
Adjusted Operating income was $531 million, an increase of $96 million, or 22%. The increase was driven by higher Recurring revenues partially offset by lower event-driven revenues. Adjusted Operating income margin increased to 28.9%, compared to 25.3% for the prior year period. The increase in pass through distribution revenues negatively impacted margins by approximately 10 basis points.
•Interest expense, net was $36 million, an increase of $15 million, primarily due to an increase in interest expense from higher borrowing costs.
•The effective tax rate was 22.4% compared to 22.1% in the prior year period. The increase was driven by the decreased impact of discrete tax items.
•Net earnings increased 31% to $324 million and Adjusted Net earnings increased 22% to $382 million.
◦Diluted earnings per share increased 30% to $2.72, compared to $2.09 in the prior year period, and
◦Adjusted earnings per share increased 21% to $3.21, compared to $2.65 in the prior year period.
Segment and Other Results for Fourth Quarter Fiscal Year 2023 compared to Fourth Quarter Fiscal Year 2022
Investor Communication Solutions (“ICS”)
•ICS total Revenues were $1,438 million, an increase of $87 million, or 6%.
◦Recurring revenues increased $53 million, or 7%, to $858 million. Recurring revenue growth constant currency (Non-GAAP) was 7%, all organic, driven by Net New Business and Internal Growth.
◦By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
▪Regulatory rose 5% and 5%, respectively, driven by equity position growth of 6% and mutual fund/ETF position growth of 8%, partially offset by lower growth in international revenues;
▪Data-driven fund solutions rose 11% and 12%, respectively, driven by growth in our mutual fund trade processing business and continued growth in our data and analytics solutions;

▪Issuer rose 7% and 7%, respectively, driven by growth in our registered shareholder solutions and disclosure solutions; and
▪Customer communications rose 7% and 7%, respectively, driven by higher print and digital communications.
◦Event-driven revenues decreased $11 million, or 15%, to $59 million, primarily due to the decrease in volume of mutual fund proxy communications.
◦Distribution revenues increased $45 million, or 9%, to $522 million, driven by the impact of postage rate increases of approximately $35 million.
•ICS Earnings before income taxes were $431 million, an increase of $68 million, or 19%. The earnings benefit from higher Recurring revenue was partially offset by lower event-driven revenues. Operating expenses rose 2%, or $20 million, to $1,007 million, driven by higher distribution expenses, partially offset by a decline in other operating expenses. Amortization expense from acquired intangibles decreased by $4 million to $12 million. Pre-tax margins increased to 30.0% from 26.9%.
Global Technology and Operations (“GTO”)
•GTO Recurring revenues were $401 million, an increase of $29 million, or 8%. Recurring revenue growth constant currency (Non-GAAP) was 9%, all organic, driven by Net New Business and Internal Growth.
•By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
◦Capital markets rose 11% and 12%, respectively, driven by a combination of Internal Growth and Net New Business; and
◦Wealth and investment management rose 2% and 4%, respectively, driven primarily by Net New Business.
•GTO Earnings before income taxes were $52 million, an increase of $14 million, or 35%. GTO earnings increase was driven primarily by the $29 million growth in Recurring revenues. Operating expenses rose 5%, or $15 million, to $349 million, primarily driven by increased labor costs. Amortization expense from acquired intangibles decreased by $3 million to $40 million in fiscal year 2023 due to the impact of changes in foreign currency exchange rates and certain intangible assets now being fully amortized. Pre-tax margins increased to 13.0% from 10.3%.
Other
•Other Loss before income tax was $66 million compared to a loss of $83 million in the prior year period. The impact of a $15 million increase in net interest expense and higher severance costs related to the corporate restructuring initiative were more than offset by the absence of the prior year $24 million in Real Estate Realignment and Covid-19 related expenses and lower compensation related expenses.
Financial Results for Fiscal Year 2023 compared to Fiscal Year 2022
•Total revenues increased 6% to $6,061 million from $5,709 million in the prior year period.
◦Recurring revenues increased 7% to $3,987 million from $3,723 million. Recurring revenue growth constant currency (Non-GAAP) was 9%, all organic, driven by Net New Business and Internal Growth.
◦Event-driven revenues decreased $58 million, or 22%, to $211 million, primarily due to a decrease in volume of mutual fund proxy communications.
◦Distribution revenues increased $146 million, or 9%, to $1,863 million, primarily driven by the impact of postage rate increases of approximately $121 million.
•Operating income was $936 million, an increase of $177 million, or 23%. Operating income margin increased to 15.4% from 13.3% in the prior year period due to the growth in Recurring revenues, which more than offset the impact of lower event-driven revenues, an increase in low-margin distribution revenues, growth investments and other expenses.
Adjusted Operating income was $1,199 million, an increase of $133 million, or 12%. The increase was primarily driven by higher Recurring revenues, partially offset by lower event-driven revenues, growth investments and other spending. Adjusted Operating income margin increased to 19.8%, compared to 18.7% for the prior year period. The increase in pass through distribution revenues negatively impacted margins by approximately 30 basis points.
•Interest expense, net was $136 million, an increase of $51 million, primarily due to an increase in interest expense from higher borrowing costs.
•The effective tax rate was 20.7% compared to 19.8% in the prior year period. The increase in the effective tax rate was driven by lower discrete tax items, primarily attributable to the excess tax benefit related to equity compensation, as compared to the prior year.
•Net earnings increased 17% to $631 million and Adjusted Net earnings increased 9% to $835 million.
◦Diluted Earnings per share increased 16% to $5.30 compared to $4.55 in the prior year period, and
◦Adjusted Earnings per share increased 9% to $7.01 compared to $6.46 in the prior year period.
Segment and Other Results for Fiscal Year 2023 compared to Fiscal Year 2022
ICS
•ICS total Revenues were $4,536 million, an increase of $279 million, or 7%.
◦Recurring revenues increased $191 million, or 8%, to $2,461 million. Recurring revenue growth constant currency (Non-GAAP) was 9%, all organic, driven by Internal Growth and Net New Business.
◦By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
▪Regulatory rose 6% and 7%, respectively, driven by equity position growth of 9% and mutual fund/ETF position growth of 8%;
▪Data-driven fund solutions rose 11% and 12%, respectively, driven by growth in our mutual fund trade processing business and continued growth in our data and analytics solutions;
▪Issuer rose 12% and 13%, respectively, driven by growth in our registered shareholder solutions and disclosure solutions; and
▪Customer communications rose 9% and 10%, respectively, driven by higher print and digital communications.
◦Event-driven revenues decreased $58 million, or 22%, to $211 million, primarily due to the decrease in volume of mutual fund proxy communications.
◦Distribution revenues increased $146 million, or 9%, to $1,863 million, driven by the impact of postage rate increases of $121 million and the impact of modestly higher mail volumes, primarily in Customer communications.
•ICS earnings before income taxes were $811 million, an increase of $87 million, or 12%. The earnings benefit from higher Recurring revenue was partially offset by lower event-driven revenues. Operating expenses rose 5%, or $192 million, to $3,724 million, primarily driven by distribution and other revenue related expenses. Amortization expense from acquired intangibles decreased by $13 million to $56 million. Pre-tax margins increased to 17.9% from 17.0%.

GTO
•GTO Recurring revenues were $1,525 million, an increase of $73 million, or 5%. Recurring revenue growth constant currency (Non-GAAP) was 8%, all organic, driven by Net New Business and Internal Growth.
•By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
◦Capital markets rose 7% and 11%, respectively, driven by a combination of Internal Growth and Net New Business; and
◦Wealth and investment management rose 2% and 4%, respectively, primarily driven by Net New Business.
•GTO earnings before income taxes were $184 million, an increase of $44 million, or 32%, driven primarily by the $73 million growth in Recurring revenues, partially offset by increased labor costs. Operating expenses rose 2%, or $28 million, to $1,341 million, primarily driven by increased labor costs. Amortization expense from acquired intangibles decreased by $23 million to $159 million in fiscal year 2023 due to the impact of changes in foreign currency exchange rates and certain intangible assets now being fully amortized. Pre-tax margins increased to 12.1% from 9.6%.
Other
•Other Loss before income tax was $201 million compared to a loss of $192 million in the prior year period. The impact of a $51 million increase in net interest expense and higher severance costs related to the corporate restructuring initiative were partially offset by the absence of the prior year $30 million in Real Estate Realignment and Covid-19 related expenses and lower compensation related expenses.
Dividend Declaration and Increase

On August 7, 2023, Broadridge's Board of Directors (the “Board”) declared a quarterly dividend of $0.80 per share payable on October 5, 2023 to stockholders of record on September 15, 2023. This declaration reflects the Board's approval of an increase in the annual dividend amount by 10% from $2.90 to $3.20 per share, subject to the discretion of the Board to declare quarterly dividends. With this increase, the Company's annual dividend has increased for the 17th consecutive year since becoming a public company in 2007.
Earnings Conference Call
An analyst conference call will be held today, August 8, 2023 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419.
A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through August 15, 2023, the recording will also be available by dialing 1-877-344-7529 within the United States or 1-412-317-0088 for international callers, using passcode 8237106 for either dial-in number.
Change in Foreign Exchange Rates
Beginning with the first quarter of fiscal year 2023, the Company changed reporting for segment revenues, segment earnings (loss) before income taxes, segment amortization of acquired intangibles and purchased intellectual property, and Closed sales to reflect the impact of actual foreign exchange rates applicable to the individual periods presented. The presentation of these metrics for the prior periods has been changed to conform to the current period presentation. Total consolidated revenues and earnings before income taxes were not impacted. For additional information, please see the Company’s Form 8-K filed on September 26, 2022.
Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. GAAP except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, Free cash flow, and Recurring revenue growth constant currency. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, and for internal planning and forecasting purposes. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures reflect Operating income, Operating income margin, Net earnings, and Diluted earnings per share, as adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items the exclusion of which management believes provides insight regarding our ongoing operating performance. Depending on the period presented, these adjusted measures exclude the impact of certain of the following items: (i) Amortization of Acquired Intangibles and Purchased Intellectual Property, (ii) Acquisition and Integration Costs, (iii) Restructuring Charges, (iv) Real Estate Realignment and Covid-19 Related Expenses, (v) Russia-Related Exit Costs, and (vi) Investment Gain. Amortization of Acquired Intangibles and Purchased Intellectual Property represents non-cash amortization expenses associated with the Company’s acquisition activities. Acquisition and Integration Costs represent certain transaction and integration costs associated with the Company’s acquisition activities. Restructuring Charges represent severance costs associated with the Company’s initiative to streamline our management structure, reallocate work to lower cost locations, and reduce headcount in deprioritized areas. Real Estate Realignment and Covid-19 Related Expenses are comprised of two major components: Real Estate Realignment Expenses, and Covid-19 Related Expenses. Real Estate Realignment Expenses are expenses associated with the exit of certain of the Company’s leased facilities in response to the Covid-19 pandemic, which consist of the impairment of certain right of use assets, leasehold improvements and equipment, as well as other related facility exit expenses directly resulting from, and attributable to, the exit of these leased facilities. Covid-19 Related Expense are direct and incremental expenses incurred by the Company to protect the health and safety of Broadridge associates during the Covid-19 outbreak, including expenses associated with monitoring the temperatures for associates entering our facilities, enhancing the safety of our office environment in preparation for workers to return to Company facilities on a more regular basis, ensuring proper social distancing in our production facilities, personal protective equipment, enhanced cleaning measures in our facilities, and other safety related expenses. Russia-Related Exit Costs are direct and incremental costs associated with the Company’s wind down of business activities in Russia in response to Russia’s invasion of Ukraine, including relocation-related expenses of impacted associates. Investment Gain represents a non-operating, non-cash gain on a privately held investment.
We exclude Acquisition and Integration Costs, Restructuring Charges, Real Estate Realignment and Covid-19 Related Expenses, Russia-Related Exit Costs, and Investment Gain from our Adjusted Operating income (as applicable) and other adjusted earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and enhances comparability across fiscal reporting periods, as these items are not reflective of our underlying operations or performance. We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company's capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
Free Cash Flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software.
Recurring revenue growth constant currency
As a multi-national company, we are subject to variability of our reported U.S. dollar results due to changes in foreign currency exchange rates. The exclusion of the impact of foreign currency exchange fluctuations from our Recurring revenue growth, or what we refer to as amounts expressed “on a constant currency basis,” is a Non-GAAP measure. We believe that excluding the impact of foreign currency exchange fluctuations from our Recurring revenue growth provides additional information that enables enhanced comparison to prior periods.
Changes in Recurring revenue growth expressed on a constant currency basis are presented excluding the impact of foreign currency exchange fluctuations. To present this information, current period results for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the corresponding period of the comparative year, rather than at the actual average exchange rates in effect during the current fiscal year.
Reconciliations of such Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP can be found in the tables that are part of this press release.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” “on track” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2024 Financial Guidance” section and statements about our three-year objectives are forward-looking statements.
These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2023 (the “2023 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2023 Annual Report.
These risks include:
•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;
•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•declines in participation and activity in the securities markets;
•the failure of Broadridge’s key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;

•overall market, economic and geopolitical conditions and their impact on the securities markets;
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s failure to keep pace with changes in technology and the demands of its clients;
•competitive conditions;
•Broadridge’s ability to attract and retain key personnel; and
•the impact of new acquisitions and divestitures.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
About Broadridge
Broadridge Financial Solutions (NYSE: BR), a global Fintech leader with over $6 billion in revenues, provides the critical infrastructure that powers investing, corporate governance and communications to enable better financial lives. We deliver technology-driven solutions to banks, broker-dealers, asset and wealth managers and public companies. Broadridge's infrastructure serves as a global communications hub enabling corporate governance by linking thousands of public companies and mutual funds to tens of millions of individual and institutional investors around the world. In addition, Broadridge's technology and operations platforms underpin the daily trading of on average more than U.S. $10 trillion of equities, fixed income and other securities globally. A certified Great Place to Work®, Broadridge is a part of the S&P 500® Index, employing over 14,000 associates in 21 countries. For more information about Broadridge, please visit www.broadridge.com.

Contact Information
Investors: broadridgeir@broadridge.com

Media: Gregg.rosenberg@broadridge.com

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2023	2022	2023	2022
Revenues	$1,839.0	$1,722.9	$6,060.9	$5,709.1
Operating expenses:
Cost of revenues	1,159.1	1,146.8	4,275.5	4,116.9
Selling, general and administrative expenses	225.7	234.3	849.0	832.3
Total operating expenses	1,384.8	1,381.2	5,124.5	4,949.2
Operating income	454.2	341.7	936.4	759.9
Interest expense, net	(36.0)	(20.7)	(135.5)	(84.7)
Other non-operating income (expenses), net	(0.7)	(2.2)	(6.0)	(3.0)
Earnings before income taxes	417.5	318.8	794.9	672.2
Provision for income taxes	93.4	70.6	164.3	133.1
Net earnings	$324.1	$248.1	$630.6	$539.1

Basic earnings per share	$2.75	$2.12	$5.36	$4.62
Diluted earnings per share	$2.72	$2.09	$5.30	$4.55

Weighted-average shares outstanding:
Basic	118.0	117.2	117.7	116.7
Diluted	119.1	118.5	119.0	118.5

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	June 30, 2023	June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$252.3	$224.7
Accounts receivable, net of allowance for doubtful accounts of $7.2 and $6.8, respectively	974.0	946.9
Other current assets	166.2	156.8
Total current assets	1,392.5	1,328.4
Property, plant and equipment, net	145.7	150.9
Goodwill	3,461.6	3,484.9
Intangible assets, net	1,467.2	1,077.1
Deferred client conversion and start-up costs	937.0	1,232.3
Other non-current assets	829.2	895.3
Total assets	$8,233.2	$8,168.8
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$1,178.5	$—
Payables and accrued expenses	1,019.5	1,114.9
Contract liabilities	199.8	198.5
Total current liabilities	2,397.8	1,313.4
Long-term debt	2,234.7	3,793.0
Deferred taxes	391.3	446.1
Contract liabilities	492.8	215.8
Other non-current liabilities	476.0	481.5
Total liabilities	5,992.6	6,249.8
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 118.1 and 117.3 shares, respectively	1.6	1.6
Additional paid-in capital	1,436.8	1,344.7
Retained earnings	3,113.0	2,824.0
Treasury stock, at cost: 36.4 and 37.2 shares, respectively	(2,026.1)	(2,024.8)
Accumulated other comprehensive income (loss)	(284.7)	(226.3)
Total stockholders’ equity	2,240.6	1,919.1
Total liabilities and stockholders’ equity	$8,233.2	$8,168.8

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

In millions	Fiscal Year
	2023	2022
Cash Flows From Operating Activities
Net earnings	$630.6	$539.1
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	84.4	82.4
Amortization of acquired intangibles and purchased intellectual property	214.4	250.2
Amortization of other assets	126.2	131.4
Write-down of long-lived assets	2.5	39.5
Stock-based compensation expense	73.1	68.4
Deferred income taxes	(50.8)	50.7
Other	(27.4)	(17.9)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Current assets and liabilities:
Accounts receivable, net	19.6	(85.4)
Other current assets	(10.0)	12.2
Payables and accrued expenses	(104.5)	(26.7)
Contract liabilities	(3.2)	30.2
Non-current assets and liabilities:
Other non-current assets	(472.4)	(696.9)
Other non-current liabilities	340.9	66.2
Net cash flows provided by operating activities	823.3	443.5
Cash Flows From Investing Activities
Capital expenditures	(38.4)	(29.0)
Software purchases and capitalized internal use software	(36.8)	(44.1)
Acquisitions, net of cash acquired	—	(13.3)
Other investing activities	(5.3)	(24.0)
Net cash flows used in investing activities	(80.4)	(110.4)
Cash Flows From Financing Activities
Debt proceeds	990.0	670.0
Debt repayments	(1,375.0)	(765.5)
Dividends paid	(331.0)	(290.7)
Purchases of Treasury stock	(24.3)	(22.8)
Proceeds from exercise of stock options	43.1	60.2
Other financing activities	(17.5)	(22.0)
Net cash flows used in financing activities	(714.7)	(370.8)
Effect of exchange rate changes on Cash and cash equivalents	(0.6)	(12.2)
Net change in Cash and cash equivalents	27.6	(49.9)
Cash and cash equivalents, beginning of fiscal year	224.7	274.5
Cash and cash equivalents, end of fiscal year	$252.3	$224.7

Amounts may not sum due to rounding

Segment Results
(Unaudited)

In millions	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2023	2022	2023	2022
Revenues
Investor Communication Solutions	$1,438.4	$1,351.1	$4,535.6	$4,256.6
Global Technology and Operations	400.6	371.7	1,525.2	1,452.4
Total	$1,839.0	$1,722.9	$6,060.9	$5,709.1

Earnings Before Income Taxes
Investor Communication Solutions	$431.1	$363.5	$811.4	$724.7
Global Technology and Operations	52.0	38.4	183.9	139.4
Other	(65.6)	(83.1)	(200.5)	(191.9)
Total	$417.5	$318.8	$794.9	$672.2

Pre-tax margins:
Investor Communication Solutions	30.0%	26.9%	17.9%	17.0%
Global Technology and Operations	13.0%	10.3%	12.1%	9.6%

Amortization of acquired intangibles and purchased intellectual property
Investor Communication Solutions	$11.8	$15.7	$55.5	$68.7
Global Technology and Operations	39.8	42.5	158.9	181.5
Total	$51.6	$58.2	$214.4	$250.2

Amounts may not sum due to rounding.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended June 30,			Fiscal Year Ended June 30,
	2023	2022	Change	2023	2022	Change
Investor Communication Solutions
Regulatory	$444.3	$422.8	5%	$1,141.4	$1,075.4	6%
Data-driven fund solutions	113.4	101.7	11%	404.3	363.7	11%
Issuer	134.4	125.3	7%	242.6	215.9	12%
Customer communications	165.8	155.0	7%	673.1	615.4	9%
Total ICS Recurring revenues	857.9	804.9	7%	2,461.4	2,270.3	8%

Equity and other	32.7	37.8	(14%)	116.5	115.0	1%
Mutual funds	26.3	31.9	(18%)	94.5	154.4	(39%)
Total ICS Event-driven revenues	58.9	69.7	(15%)	211.0	269.4	(22%)

Distribution revenues	521.5	476.5	9%	1,863.1	1,717.0	9%

Total ICS Revenues	$1,438.4	$1,351.1	6%	$4,535.6	$4,256.6	7%

Global Technology and Operations
Capital markets	$257.4	$231.7	11%	$965.2	$902.7	7%
Wealth and investment management	143.2	140.0	2%	560.1	549.7	2%
Total GTO Recurring revenues	400.6	371.7	8%	1,525.2	1,452.4	5%

Total Revenues	$1,839.0	$1,722.9	7%	$6,060.9	$5,709.1	6%

Revenues by Type
Recurring revenues	$1,258.5	$1,176.6	7%	$3,986.7	$3,722.7	7%
Event-driven revenues	58.9	69.7	(15%)	211.0	269.4	(22%)
Distribution revenues	521.5	476.5	9%	1,863.1	1,717.0	9%
Total Revenues	$1,839.0	$1,722.9	7%	$6,060.9	$5,709.1	6%

Amounts may not sum due to rounding.

Select Operating Metrics
(Unaudited)

In millions	Three Months Ended June 30,			Fiscal Year Ended June 30,
	2023	2022	Change	2023	2022	Change

Closed sales[1]	$89.8	$110.5	(19)%	$245.8	$279.5	(12)%

Record Growth[2]
Equity positions (Stock records)	6%	17%		9%	18%
Mutual fund/ETF positions (Interim records)	8%	10%		8%	14%

Internal Trade Growth[3]	3%	8%		4%	1%

Amounts may not sum due to rounding
1. Refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of Broadridge’s 2023 Annual Report for a description of Closed sales and its calculation.

2. Stock record growth (also referred to as “SRG” or “equity position growth”) measures the estimated annual change in positions eligible for equity proxy materials. Interim record growth (also referred to as “IRG” or “mutual fund/ETF position growth”) measures the estimated change in mutual fund and exchange traded fund positions eligible for interim communications. These metrics are calculated from equity proxy and mutual fund/ETF position data reported to Broadridge for the same issuers or funds in both the current and prior year periods.

3. Represents the estimated change in daily average trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2023	2022	2023	2022
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$454.2	$341.7	$936.4	$759.9
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	51.6	58.2	214.4	250.2
Acquisition and Integration Costs	4.8	10.6	15.8	24.5
Restructuring Charges	20.4	—	20.4	—
Real Estate Realignment and Covid-19 Related Expenses (a)	—	23.7	—	30.5
Russia-Related Exit Costs (c)	0.1	1.4	12.1	1.4
Adjusted Operating income (Non-GAAP)	$531.2	$435.6	$1,199.1	$1,066.4
Operating income margin (GAAP)	24.7%	19.8%	15.4%	13.3%
Adjusted Operating income margin (Non-GAAP)	28.9%	25.3%	19.8%	18.7%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$324.1	$248.1	$630.6	$539.1
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	51.6	58.2	214.4	250.2
Acquisition and Integration Costs	4.8	10.6	15.8	24.5
Restructuring Charges	20.4	—	20.4	—
Real Estate Realignment and Covid-19 Related Expenses (a)	—	23.7	—	30.5
Russia-Related Exit Costs (c)	0.1	1.4	10.9	1.4
Investment Gains	—	(6.7)	—	(14.2)
Subtotal of adjustments	77.0	87.2	261.6	292.3
Tax impact of adjustments (d)	(19.1)	(21.6)	(57.5)	(65.7)
Adjusted Net earnings (Non-GAAP)	$381.9	$313.7	$834.6	$765.7

Amounts may not sum due to rounding. Refer to notes (a) - (d) on the next page.

In millions, except per share amounts	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2023	2022	2023	2022
Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$2.72	$2.09	$5.30	$4.55
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.43	0.49	1.80	2.11
Acquisition and Integration Costs	0.04	0.09	0.13	0.21
Restructuring Charges	0.17	—	0.17	—
Real Estate Realignment and Covid-19 Related Expenses (b)	—	0.20	—	0.26
Russia-Related Exit Costs	—	0.01	0.09	0.01
Investment Gains	—	(0.06)	—	(0.12)
Subtotal of adjustments	0.65	0.74	2.20	2.47
Tax impact of adjustments (d)	(0.16)	(0.18)	(0.48)	(0.55)
Adjusted earnings per share (Non-GAAP)	$3.21	$2.65	$7.01	$6.46

(a) Real Estate Realignment Expenses were $22.6 million and $23.0 million for the three months and fiscal year ended June 30, 2022, respectively. Covid-19 Related Expenses were $1.1 million and $7.5 million for the three months and fiscal year ended June 30, 2022, respectively.
(b) Real Estate Realignment Expenses impacted Adjusted earnings per share by $0.19 and $0.19 for the three months and fiscal year ended June 30, 2022, respectively. Covid-19 Related Expenses impacted Adjusted earnings per share by $0.01 and $0.06 for the three months and fiscal year ended June 30, 2022, respectively.
(c) Total Russia-Related Exit costs were $0.1 million for the three months ended June 30, 2023. Total Russia-Related Exit costs were $10.9 million for the fiscal year ended June 30, 2023, comprised of $12.1 million of operating expenses, offset by a gain of $1.2 million in non-operating income. For the fiscal year ended June 30, 2022, total Russia-Related Exit costs were $1.4 million.
(d) Calculated using the GAAP effective tax rate, adjusted to exclude excess tax benefits associated with stock-based compensation of $2.9 million and $10.4 million for the three months and fiscal year ended June 30, 2023, and $4.5 million and $18.1 million for the three months and fiscal year ended June 30, 2022, respectively. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

	Fiscal Year Ended June 30,
	2023	2022
Reconciliation of Free cash flow
Net cash flows provided by operating activities (GAAP)	$823.3	$443.5
Capital expenditures and Software purchases and capitalized internal use software	(75.2)	(73.1)
Free cash flow (Non-GAAP)	$748.2	$370.4

Reconciliation of Recurring Revenue Growth Constant Currency

	Three Months Ended June 30, 2023
Investor Communication Solutions	Regulatory	Data-Driven Fund Solutions	Issuer	Customer Comm.	Total
Recurring revenue growth (GAAP)	5%	11%	7%	7%	7%
Impact of foreign currency exchange	—%	—%	—%	—%	—%
Recurring revenue growth constant currency (Non-GAAP)	5%	12%	7%	7%	7%

	Fiscal Year Ended June 30, 2023
Investor Communication Solutions	Regulatory	Data-Driven Fund Solutions	Issuer	Customer Comm.	Total
Recurring revenue growth (GAAP)	6%	11%	12%	9%	8%
Impact of foreign currency exchange	—%	1%	—%	—%	—%
Recurring revenue growth constant currency (Non-GAAP)	7%	12%	13%	10%	9%

	Three Months Ended June 30, 2023
Global Technology and Operations	Capital Markets	Wealth and Investment Management	Total
Recurring revenue growth (GAAP)	11%	2%	8%
Impact of foreign currency exchange	1%	2%	1%
Recurring revenue growth constant currency (Non-GAAP)	12%	4%	9%

	Fiscal Year Ended June 30, 2023
Global Technology and Operations	Capital Markets	Wealth and Investment Management	Total
Recurring revenue growth (GAAP)	7%	2%	5%
Impact of foreign currency exchange	4%	2%	3%
Recurring revenue growth constant currency (Non-GAAP)	11%	4%	8%

	Three Months Ended June 30, 2023	Fiscal Year Ended June 30, 2023
Consolidated	Total	Total
Recurring revenue growth (GAAP)	7%	7%
Impact of foreign currency exchange	1%	1%
Recurring revenue growth constant currency (Non-GAAP)	8%	9%

Amounts may not sum due to rounding.

Fiscal Year 2024 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth and Adjusted Operating Income Margin
(Unaudited)

FY24 Recurring revenue growth
Impact of foreign currency exchange (a)	0.5%
Recurring revenue growth constant currency - Non-GAAP	6 - 9%

FY24 Adjusted Operating income margin (b)
Operating income margin % - GAAP	~16%
Adjusted Operating income margin % - Non-GAAP	~20%

FY24 Adjusted earnings per share growth rate (c)
Diluted earnings per share - GAAP	15 - 20% growth
Adjusted earnings per share - Non-GAAP	8 - 12% growth

(a) Based on forward rates as of July 2023

(b) Adjusted Operating income margin guidance (Non-GAAP) is adjusted to exclude the projected $225 million impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and Restructuring Charges.

(c) Adjusted earnings per share growth guidance (Non-GAAP) is adjusted to exclude the projected $1.50 per share impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and Restructuring Charges, and is calculated using diluted shares outstanding.